--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  SCHEDULE 14A
                                   (RULE 14A)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  /X/

Filed by a Party other than the Registrant  / /

Check the appropriate box:

/X/  Preliminary Proxy Statement                / /  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                     ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
/ /  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                      HUNTINGTON BANCSHARES INCORPORATED
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                      HUNTINGTON BANCSHARES INCORPORATED
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of filing fee (Check the appropriate box):
/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:
     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     (4) Proposed maximum aggregate value of transaction:
     (5) Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
     (2) Form, Schedule or Registration Statement No.:
     (3) Filing Party:
     (4) Date Filed:

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

Huntington Bancshares Incorporated
Huntington Center
41 South High Street
Columbus, Ohio  43287

RALPH K. FRASIER
General Counsel and Secretary


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Our Shareholders:

         The Thirtieth Annual Meeting of Shareholders of Huntington Bancshares Incorporated will be held in the Capitol Square Banking Lobby of The Huntington National Bank, 17 South High Street, Columbus, Ohio, on Thursday, April 25, 1996, at 5:00 p.m. local Columbus, Ohio time, for the following purposes:

(1) To elect four directors to serve as Class III Directors until the 1999 Annual Meeting of Shareholders and until their successors are elected.
(2) To consider and act upon a proposal to amend the Corporation's Charter to increase the authorized Common Stock of the Corporation from 200,000,000 shares to 300,000,000 shares.
(3) To consider and act upon a proposal to approve the Amended Huntington Bancshares Incorporated Long-Term Incentive Compensation Plan.
(4) To ratify the appointment of Ernst & Young LLP, independent public accountants, to serve as auditors for the Corporation for the year 1996.
(5) To transact any other business which may properly come before the meeting.

         You will be welcome at the meeting, and we hope you can attend. Directors and officers of Huntington Bancshares Incorporated and representatives of its independent auditors will be present to answer your questions and to discuss its business.

         We urge you to execute and return the enclosed proxy as soon as possible so that your shares may be voted in accordance with your wishes. If you attend the meeting, you may vote in person, and your proxy will not be used.

Sincerely yours,


Ralph K. Frasier
February 22, 1996


                    PLEASE SIGN AND MAIL THE ENCLOSED PROXY
                          IN THE ACCOMPANYING ENVELOPE

                      [This Page Intentionally Left Blank]

Huntington Bancshares Incorporated
Huntington Center
41 South High Street
Columbus, Ohio 43287

                          ____________________________

                                 PROXY STATEMENT
                          ____________________________

                         ANNUAL MEETING OF SHAREHOLDERS
                                APRIL 25, 1996
                            ______________________

         This Proxy Statement is furnished to the shareholders of Huntington Bancshares Incorporated (the "Corporation") in connection with the solicitation of proxies to be used in voting at the Annual Meeting of Shareholders to be held on April 25, 1996, and at any adjournment thereof. The enclosed proxy is solicited by the Board of Directors of the Corporation. This Proxy Statement and the enclosed proxy will be first sent or given to the Corporation's shareholders on approximately February 22, 1996.

         The shares represented by the accompanying proxy will be voted as directed if the proxy is properly signed and received by the Corporation prior to the meeting. The proxy will be voted FOR the nominees for director named herein, FOR the approval of the amendment to the Corporation's Charter, FOR the approval of the amended Huntington Bancshares Incorporated Long-Term Incentive Compensation Plan, and FOR the ratification of Ernst & Young LLP's appointment as independent auditors, if no direction is made to the contrary.

         A person giving the enclosed proxy has the power to revoke it at any time before it is exercised by filing a written notice with the Secretary of the Corporation prior to the meeting. Shareholders who attend the meeting may vote in person and their proxies will not be used.

         The Corporation will bear the cost of the solicitation of proxies, including the reasonable charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of stock.
Representatives of the Corporation may solicit proxies by mail, telegram, telephone, or personal interview. The Corporation has retained Morrow & Co., Inc. to assist in the solicitation of proxies and will pay such firm fees of approximately $4,000.00 plus expenses.

         Holders of record of Common Stock at the close of business on February 12, 1996, will be entitled to vote. At that date, the Corporation had ___________ shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock outstanding on the record date entitles the holder to one vote on each matter submitted at the Annual Meeting.

         A majority of the outstanding shares of the Corporation will constitute a quorum at the meeting. Under the law of Maryland, the Corporation's state of incorporation, abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum.
Broker non-votes occur when brokers, who hold their customers' shares in street name, sign and submit proxies for such shares on some matters, but not others. Typically, this would occur when brokers have not received any instructions from their customers, in which case the brokers, as the holders of record, are permitted to vote on "routine" matters, which typically include the election of directors and ratification of independent public accountants, but not on non-routine matters.

         The election of each director nominee requires the favorable vote of a plurality of all votes cast by the holders of Common Stock at a meeting at which a quorum is present. Only shares that are voted in favor of a particular nominee will be counted toward such nominee's achievement of a plurality. The proposed amendment of the Charter requires the favorable vote of two-thirds of
all the votes entitled to be cast by the holders of Common Stock.   Each other
matter to be submitted to the shareholders at this meeting requires the affirmative vote of a majority of all the votes cast by the holders of Common Stock at a meeting at which a quorum is present for approval or ratification of
the matter.   Broker non-votes and abstentions are not counted as votes cast at the meeting; thus broker non-votes and abstentions will have the same effect as votes cast against the proposed amendment to the Corporation's Charter, but otherwise will have no effect.

ELECTION OF DIRECTORS

         The Corporation's Charter provides for a classified Board of Directors. In accordance with the Corporation's Bylaws, the Board of Directors has, by resolution, set the number of authorized directors at twelve. The Board of Directors proposes the election of four directors at the 1996 Annual Meeting of Shareholders to serve as Class III Directors. The nominees for Class III Directors, if elected, will each serve a three-year term expiring at the 1999 Annual Meeting of Shareholders and until their successors are elected.

         Don M. Casto III, Wm. J. Lhota, and Timothy P. Smucker are currently Class III Directors of the Corporation and were elected at the 1993 Annual Meeting of Shareholders to serve three-year terms expiring in 1996. Messrs. Casto, Lhota, and Smucker are being nominated by the Board of Directors for reelection as Class III Directors. Gerald E. Mayo, who is also a Class III Director elected at the 1993 Annual Meeting, has chosen not to stand for reelection, and hence is not a nominee. Patricia T. Hayot, Head of Columbus School for Girls, is being nominated by the Board of Directors for election as a Class III Director. Dr. Hayot currently serves as a director of The Huntington National Bank and The Huntington Trust Company, National Association.

         It is intended that, unless otherwise directed, the shares represented by the enclosed proxy will be voted FOR the election of Messrs. Casto, Lhota, and Smucker and Dr. Hayot as Class III Directors. In the event that any of the nominees for director should become unavailable, the number of directors of the Corporation may be decreased pursuant to the Bylaws, or the Board of Directors may designate a substitute nominee, in which event such shares will be voted for such substitute nominee.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR.

         The following tables set forth certain information concerning each nominee and each continuing director of the Corporation.


                              CLASS III DIRECTORS
                     (NOMINEES FOR TERMS EXPIRING IN 1999)


                                                                    Directorships held in any company
                                                                        with a class of securities
                                                                    registered pursuant to Sections 12
                 Name and Principal                     Director       or 15(d) of the Securities
                   Occupation(1)                Age       Since           Exchange Act of 1934
-----------------------------------------------------------------------------------------------------------

 DON M. CASTO III
       Principal, Don M. Casto Organization,     51       1985
       real estate developers

 PATRICIA T. HAYOT
       Head of Columbus School for Girls         50

 WM. J. LHOTA
       Executive Vice President, American        56       1990     AEP Generating Company,
       Electric Power, an investor owned                           Appalachian Power Company,
       electric utility system serving                             Blackhawk Coal Company,
       customers in parts of Indiana,                              Columbus Southern Power Company,
       Kentucky, Michigan, Ohio,                                   Indiana Michigan Power Company,
       Tennessee, Virginia and                                     Kentucky Power Company, Ohio Power
       West Virginia                                               Company, State Auto Financial
                                                                   Corporation

 TIMOTHY P. SMUCKER
       Chairman, The J. M. Smucker Company,      51       1978     The J. M. Smucker Company, Kellogg
       manufacturer of jams, jellies,                              Company
       preserves, and ice cream toppings

                               CLASS I DIRECTORS
                             (TERMS EXPIRE IN 1997)


                                                                    Directorships held in any company
                                                                        with a class of securities
                                                                               registered
                                                                     pursuant to Sections 12 or 15(d)
                 Name and Principal                     Director                  of the
                    Occupation(1)                Age      Since       Securities Exchange Act of 1934
------------------------------------------------------------------------------------------------------------
 JOHN B. GERLACH
       Chairman and Chief Executive Officer,     69       1984      Lancaster Colony Corporation,
       Lancaster Colony Corporation,                                Drug Emporium, Inc.,
       manufacturer and marketer of consumer                        M/I Schottenstein Homes, Inc.,
       goods                                                        Scioto Downs, Inc.,
                                                                    Worthington Foods, Inc.

 W. LEE HOSKINS
       Vice Chairman of the Corporation;         55       1991
       Chairman, President, and Chief
       Executive Officer, The Huntington
       National Bank

 ZUHEIR SOFIA
       President, Chief Operating Officer,       51       1984
       and Treasurer of the Corporation

 WILLIAM J. WILLIAMS
       Retired Chairman, The Huntington          67       1985      Centerior Energy Corporation,
       National Bank                                                Republic Engineered Steels, Inc.,
                                                                    UNR Industries, Inc.

                               CLASS II DIRECTORS
                             (TERMS EXPIRE IN 1998)


                                                                   Directorships held in any company
                                                                       with a class of securities
                                                                    registered pursuant to Sections
                 Name and Principal                     Director           12 or 15(d) of the
                    Occupation(1)               Age       Since      Securities Exchange Act of 1934
 ------------------------------------------------------------------------------------------------------------
 DON CONRAD
       Chairman and Chief Executive Officer,     67       1989
       WACO Oil Co., Inc., retail
       gasoline/convenience stores, car
       washes, and self storage warehouses

 GEORGE A. SKESTOS
       Retired Chairman, Homewood                68       1995
       Corporation, residential
       construction and development

 LEWIS R. SMOOT, SR.
       President and Chief Executive             62       1995     M/I Schottenstein Homes, Inc.
       Officer, The Smoot Corporation,
       general construction and construction
       management

 FRANK WOBST
       Chairman and Chief Executive              62       1974
       Officer of the Corporation; Chairman
       of the Executive Committee of The
       Huntington National Bank; Chairman,
       The Huntington Trust Company,
       National Association
----------------

(1) Mr. Hoskins' business experience is described under "Executive Officers of the Corporation" below. Mr. Williams retired from the position of Chairman of The Huntington National Bank as of September 1, 1993. Mr. Conrad also serves as Chairman of Huntington Bancshares Kentucky, Inc., the principal subsidiary of which was merged into The Huntington National Bank effective October 30, 1995. Each other nominee and continuing director has held the various positions indicated or other executive positions with the same organizations (or predecessor organizations) for at least the past five years. Messrs. Hoskins, Sofia, and Wobst are also directors of The Huntington National Bank, The Huntington Trust Company, National Association, and various other entities affiliated with the Corporation. Mr. Williams is also a director of The Huntington National Bank and The Huntington Trust Company of Florida, National Association.

-------------------

         The Board of Directors of the Corporation held a total of seven regular and special meetings during 1995. The Board of Directors has standing Audit, Compensation and Stock Option, Executive, and Pension Review Committees. The members of the Audit Committee are Messrs. Lhota, Mayo, Smoot and Casto, Chairman. The Audit Committee met three times during 1995 and performs the function of overseeing the work of the internal and external auditors. The members of the Compensation and Stock Option Committee are Messrs. Conrad, Skestos, Smucker, and Gerlach, Chairman. This committee met four times during 1995 and reviews benefits and executive compensation, including incentive compensation, and grants stock options. The Executive Committee is composed of Messrs. Casto, Gerlach, Smucker, and Wobst, Chairman. This committee met twice during 1995 and makes recommendations to the full Board of Directors with respect to significant policy issues and nominations to the Board of Directors of the Corporation. The members of the Pension Review Committee are Messrs. Conrad, Gerlach, Skestos, and Smucker, Chairman. The Pension Review Committee met twice during 1995 and administers the Corporation's Retirement Plan, oversees the investment of plan assets, and makes recommendations to the Board of Directors regarding the Retirement Plan.

COMPENSATION OF DIRECTORS

         Each non-employee director of the Corporation receives $1,250 for each Board or committee meeting of the Corporation the director attends. In addition, each non-employee director of the Corporation receives retainer payments at an annual rate of $20,000. Non-employee chairmen of standing committees of the Board of Directors of the Corporation receive additional retainer payments at an annual rate of $3,125. All or any portion of the compensation otherwise payable to a director may be deferred if such director elects to participate in the Huntington Bancshares Incorporated Deferred Compensation Plan and Trust for Huntington Bancshares Incorporated Directors (see below).

DEFERRED COMPENSATION PLAN FOR DIRECTORS

         The Huntington Bancshares Incorporated Deferred Compensation Plan and Trust for Huntington Bancshares Incorporated Directors (the "Directors' Plan"), adopted in 1991, allows the members of the Board of Directors of the Corporation to elect to defer receipt of all or a portion of the compensation payable to them in the future for services as directors. Such deferred amounts are not included in the gross income of the directors until such time as the deferred amounts are distributed from the Directors' Plan. The Corporation transfers cash equal to the compensation deferred pursuant to the Directors' Plan to a trust fund where it is allocated to the accounts of the participating directors. The trustee of the Directors' Plan has broad investment discretion over the trust fund and is authorized to invest in many forms of securities and other instruments, including Common Stock of the Corporation. During 1995, the trustee invested the trust fund primarily in Common Stock of the Corporation. The trustee may hold some assets of the Directors' Plan in the form of cash to the extent the trustee deems necessary. The trustee maintains a separate account for each participating director. Amounts contributed to the Directors' Plan are credited to the account of each director in the ratio that the amount deferred by each director bears to the total amount deferred by all directors. Distribution of a director's account will be made either in a lump sum or in equal annual installments over a period of not more than ten years, as elected by each director. Such distribution will commence upon the earlier of 30 days after the attainment of an age specified by the director at the time the deferral election was made, or within 30 days of the director's termination as a director. All of the assets of the Directors' Plan are subject to the claims of the creditors of the Corporation and the rights of a director or his beneficiaries to any of the assets of the Directors' Plan are no greater than the rights of an unsecured general creditor of the Corporation. Directors who are also employees of the Corporation do not receive compensation as directors and, therefore, are ineligible to participate in the Directors' Plan.

RETIREMENT PLAN FOR DIRECTORS

         The Corporation adopted the Huntington Bancshares Incorporated Retirement Plan for Outside Directors (the "Directors' Retirement Plan") effective January 1, 1993. The Directors' Retirement Plan provides retirement benefits for non-employee directors of the Corporation who have completed five years of service on the Corporation's Board of Directors and for directors of the Corporation who, in the Corporation's discretion, are named eligible to participate. Participation in the Directors' Retirement Plan, which is voluntary and may be waived, commences automatically for a director who has met the eligibility requirements. Retirement benefits are payable annually upon the first to occur of termination of service to the Board by reason of death, disability or retirement upon or after reaching age 70. The initial annual benefit is equal to the participant's annual retainer, excluding meeting, committee, and other like fees in effect as of the date the initial benefit is paid. Subsequent benefit payments are equal to the annual retainer in effect at the time of payment; provided, however, that at no time will a participant's annual benefit be reduced. Benefits are payable for the life of the participant.

         In the event a participant dies prior to the commencement of benefit payments or dies after distribution has commenced, but before the participant has received ten annual payments, the benefits shall be payable to the participant's surviving spouse until the surviving spouse dies or the combined total number of annual payments to the participant and the surviving spouse equals ten, whichever occurs first. Unless the participant is survived by a spouse, entitlement to the benefits under the Directors' Retirement Plan terminates at the death of the participant.

         In the event of a change in control of the Corporation, each non-employee director then sitting on the Board shall become eligible, regardless of the director's number of years of service, to receive the greater of the director's annual retainer, excluding meeting, committee, and other like fees, then in effect or the director's largest annual retainer in effect at any time during the two-year period immediately preceding the change in control. A participant with fewer than five years of service will receive
benefits annually for  up to ten years.   A participant with five or more years
of service will receive benefits annually for life.   In the event of a change
in control, or in the event a change in control is likely to occur, as determined by the Corporation in its sole discretion, the Corporation may create and fund a grantor trust to provide for payment of benefits under the Directors' Retirement Plan. Otherwise, the Directors' Retirement Plan is unfunded and no provision will be made with respect to segregating any assets of the Corporation for payment of any benefits thereunder. The participants and their spouses have only the rights of general unsecured creditors of the Corporation with respect to any rights under the Directors' Retirement Plan.

         The Directors' Retirement Plan may be amended or terminated at the Corporation's discretion, however, no amendment or termination of the Directors' Retirement Plan will deprive, directly or indirectly, any participant or beneficiary of any benefit which has commenced prior to the
effective date of the amendment or termination.   Under the Comprehensive
Thrift and Bank Fraud Prosecution and Taxpayer Recovery Act of 1990, the Federal Deposit Insurance Corporation has the authority to limit or prohibit payments contingent upon the termination of an individual's affiliation with the Corporation, including payments made under the Directors' Retirement Plan, but only if the Corporation is insolvent, has been placed in conservatorship or receivership, or is determined by the Board of Governors of the Federal Reserve System to be a troubled financial institution.

OWNERSHIP OF VOTING STOCK

         The following table sets forth the beneficial ownership of the Corporation's Common Stock by each of the Corporation's directors, nominees, and five most highly compensated executive officers, and the directors and executive officers as a group as of December 31, 1995.

                                              Shares of Common
 Name of Beneficial Owner                      Stock Owned(1)               Percent of Class
------------------------------------------------------------------------------------------------
 Don M. Casto III.....................        120,790  (2)(4)                     .09%

 Don Conrad...........................        741,888  (2)(4)                     .56

 Judith D. Fisher.....................         59,764  (2)(3)                     .04

 John B. Gerlach......................      1,108,603  (2)                        .83

 Patricia T. Hayot....................         20,022  (4)                        .02

 W. Lee Hoskins.......................        210,511  (3)                        .16

 Wm. J. Lhota.........................         25,026  (2)(4)                     .02

 Gerald E. Mayo.......................         52,977  (2)(4)                     .04

 George A. Skestos....................         10,851  (2)(4)                     .01

 Lewis R. Smoot, Sr...................         42,639  (2)(4)                     .03

 Timothy P. Smucker...................         44,360  (2)(4)                     .03

 Zuheir Sofia.........................        550,791  (2)(3)                     .41

 Gerald R. Williams...................        120,608  (3)                        .09

 William J. Williams..................         90,417  (2)(3)                     .07

 Frank Wobst..........................      1,231,074  (2)(3)                     .92

 Directors and Executive
  Officers as a
  Group...............................      4,740,475  (2)(3)(4)                  3.53
  (20 in group)
----------------

(1) Except as otherwise noted, none of the named individuals shares with another person either voting or investment power as to the shares reported.

(2)      Includes 1,681; 117,091; 1,092; 197,000; 1,545; 2,100;  2,124; 2,263;
         18,372; 801; and 41,882; shares of Common Stock owned by members of the immediate families of Messrs. Casto, Conrad, Ms. Fisher, Messrs. Gerlach, Mayo, Skestos, Smoot, Smucker, Sofia, W. Williams, and Wobst respectively; 10,419 shares of Common Stock owned jointly by Mr. Lhota and his spouse; 232,606 shares of Common Stock owned by the Gerlach Foundation Inc., of which Mr. Gerlach is trustee; 21,748 shares of Common Stock owned by Lehrs, Inc., of which Mr. Gerlach is a director and officer; 6,747 shares of Common Stock owned by the WACO Oil Co., Inc. Pension Plan, of which Mr. Conrad is an administrator; 14,437 shares of Common Stock owned by The Smoot Corporation, of which Mr. Smoot is an officer, and 498,717 shares of Common Stock reported as owned by individuals included in directors and executive officers as a group, as to which the respective directors and executive officers have disclaimed beneficial ownership.

(3) Includes 12,624 shares for Ms. Fisher, 169,796 shares for Mr. Hoskins, 178,914 shares for Mr. Sofia, 68,680 shares for Mr. G. Williams, 7,216 shares for Mr. W. Williams, 510,228 shares for Mr. Wobst, and 1,080,737 shares of Common Stock for all executive officers as a group which could have been acquired under stock options exercisable within 60 days of December 31, 1995. Also includes 1,433 shares for Ms. Fisher, 7,517 shares for Mr. Hoskins, 18,034 shares for Mr. Sofia, 4,838 shares for Mr. G. Williams, 37,985 shares for Mr. Wobst, and 70,459 shares of Common Stock for all executive officers as a group, held in the Supplemental Stock Purchase Plan. Prior to the distribution of shares of Common Stock from the Supplemental Stock Purchase Plan to the participants, voting and dispositive power for the shares allocated to the accounts of participants is held by The Huntington Trust Company, National Association, as trustee of the plan.

(4) Includes 34,832 shares for Mr. Casto, 20,900 shares for Mr. Conrad, 19,658 shares for Dr. Hayot, 14,312 shares for Mr. Lhota, 26,342 shares for Mr. Mayo, 3,501 shares for Mr. Skestos, 24,798 shares for Mr. Smoot, and 36,255 shares of Common Stock for Mr. Smucker held in the Deferred Compensation Plans for Directors. Prior to the distribution of shares of Common Stock from the Deferred Compensation Plans for Directors to the participants, voting and dispositive power for the shares allocated to the accounts of participants is held by The Huntington National Bank as trustee of the plans.


________________

         As of December 31, 1995, no person was known by the Corporation to be the beneficial owner of more than 5% of the outstanding shares of Common Stock of the Corporation, except as follows:

 Name and Address                                   Shares of Common
 of Beneficial Owner                                  Stock Owned                Percent of Class
-------------------------------------------------------------------------------------------------
 The Huntington Trust Company,                       13,722,785 (1)                   10.27%
   National Association
 Huntington Center
 41 South High Street
 Columbus, Ohio 43287


(1) These shares are held in various fiduciary capacities in the ordinary course of business under numerous trust relationships by The Huntington Trust Company, National Association (the "Trust Company") and affiliated financial institutions. As fiduciary, or by agreement with the affiliated fiduciary, the Trust Company has the sole or shared power to vote and/or dispose of most of these shares; with respect to some of the shares, the sole or shared power to vote and/or dispose may be retained by an affiliated financial institution as fiduciary. The Trust Company or one of its affiliates has sole power to dispose of 1,295,060 of these shares, shared power to dispose of 1,806,357 of these shares, sole power to vote 3,836,411 of these shares, and shared power to vote 9,440,799 of these shares.
_________________

         Entities affiliated with the Corporation, the directors and executive officers of the Corporation and its affiliated entities, participants in the Corporation's Stock Purchase and Tax Savings Plan, Supplemental Stock Purchase and Tax Savings Plan, and Stock Option Plans beneficially owned, in the aggregate, approximately __,___,___ shares, or __.__%, of the Common Stock of the Corporation outstanding on December 31, 1995.

TRANSACTIONS WITH DIRECTORS AND EXECUTIVE OFFICERS

         Some of the directors and executive officers of the Corporation are customers of the Corporation's affiliated financial and lending institutions and have transactions with such affiliates in the ordinary course of business. Directors and executive officers of the Corporation also may be affiliated with entities which are customers of the Corporation's affiliated financial and lending institutions and which enter into transactions with such affiliates in the ordinary course of business. Transactions with directors, executive officers, and their affiliates have been on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the time for comparable transactions with others and did not involve more than the normal risk of collectibility or present other unfavorable features.

EXECUTIVE COMPENSATION

         The following table sets forth the compensation paid by the Corporation and its subsidiaries to the Corporation's Chief Executive Officer and each of the four most highly compensated executive officers for each of the last three fiscal years ended December 31, 1995.

                           SUMMARY COMPENSATION TABLE

                                                                  Long-Term Compensation
                                                                  ----------------------


                                      Annual Compensation         Awards       Payouts
                                 ----------------------------     ------       -------

                                                       Other
                                                      Annual    Securities                  All Other
                                                      Compen-   Underlying      LTIP         Compen-
   Name and Principal             Salary     Bonus     sation     Options      Payouts       sation
        Position          Year    ($)(1)      ($)      ($)(2)     (#)(3)        ($)(4)       ($)(5)
-----------------------------------------------------------------------------------------------------
 FRANK WOBST
 Chairman and Chief       1995    807,950   399,935    67,065     131,249        -0-         36,358
 Executive Officer        1994    800,000   564,000    83,384     131,250      400,009       36,000
                          1993    760,000   646,000    59,144     115,497        -0-         34,200
 ZUHEIR SOFIA
 President, Chief         1995    474,200   234,729     (2)       52,499         -0-         21,339
 Operating Officer,       1994    467,500   329,588     (2)       65,625       233,764       21,037
 and Treasurer            1993    445,000   378,250     (2)       64,966         -0-         20,025

 W. LEE HOSKINS
 Chairman and CEO,        1995    474,200   234,729     (2)       65,624         -0-         21,339
 The Huntington           1994    467,500   329,588     (2)       65,625       233,759       21,037
 National Bank            1993    445,000   378,250     (2)       54,137         -0-         20,025

 GERALD R. WILLIAMS
 Executive Vice           1995    265,975   125,631     (2)       15,749         -0-         11,969
 President and Chief      1994    254,000   131,070     (2)       19,687       128,509       11,430
 Financial Officer        1993    245,000   195,755     (2)       15,878         -0-         11,025

 JUDITH D. FISHER
 Executive Vice           1995    229,483   107,554     (2)        7,874         -0-         10,327
 President                1994    220,000   112,200     (2)       26,250       110,011        9,900
                          1993    192,500   192,610     (2)       28,872         -0-          8,663

________________

(1) Includes amounts deferred pursuant to the Corporation's Employee Stock Purchase and Supplemental Stock Purchase Plans.

(2) During 1995, 1994, and 1993, Mr. Wobst received other annual compensation, including executive life insurance premiums in the amounts of $46,883, $44,204, and $44,352, respectively. Other annual compensation for each of the other named executive officers for each year indicated was less than $50,000 and less than 10% of the total of annual salary and bonus reported for the named executive.

(3) Adjusted for stock dividends and stock splits paid after the date of grant.

(4) The Corporation's Long-Term Incentive Compensation Plan is set up in overlapping three-year performance cycles commencing every other year. Awards were paid for the cycle ended December 31, 1994. Figures indicated represent total dollar value of the awards. Awards are normally made in shares of the Corporation's Common Stock, however, a participant may elect to receive up to fifty percent of an award in cash.

(5) Figures represent amounts contributed for each named executive officer by the Corporation to the Employee Stock Purchase Plan and the Supplemental Stock Purchase Plan. For 1995, $6,750 was contributed for each of Messrs. Wobst, Sofia, Hoskins, and Williams and Ms. Fisher under the Employee Stock Purchase Plan and $29,607, $14,589, $14,589, $5,219, and $3,577 were contributed for Messrs.
          Wobst, Sofia, Hoskins, and Williams and Ms. Fisher, respectively, under the Supplemental Stock Purchase Plan.

________________

EMPLOYMENT AND EXECUTIVE AGREEMENTS

          Messrs. Wobst, Sofia, and Hoskins each have an agreed upon term of employment. Under Employment Agreements, Mr. Wobst will be employed by the Corporation through November 15, 1996, with automatic five-year renewals until Mr. Wobst's death, disability, or retirement, unless earlier terminated by either party upon written notice delivered to the other party at least 60 days prior to the expiration of the initial or any renewal period, at an annual rate of compensation of not less than $807,950; Messrs. Sofia and Hoskins will each be employed by the Corporation through November 15, 1996, with automatic five-year renewals until their death, disability, or retirement, unless earlier terminated by either the officer or the Corporation upon written notice delivered to the other party at least 60 days prior to the expiration of the initial or any renewal period, at an annual rate of compensation of not less than $474,200. The Employment Agreements also provide for the officers' continued participation in the Corporation's Incentive Compensation Plans, Stock Purchase and Tax Savings Plan, Retirement Plans, the 1990 Stock Option Plan, and certain other benefits afforded to executive officers of the Corporation. In the event any of Messrs. Wobst, Sofia, or Hoskins is terminated for cause, he will be entitled to receive salary payments for three calendar months following the date of termination plus any compensation to which he is entitled under the Incentive Compensation Plans.
In the event any of Messrs. Wobst, Sofia, or Hoskins is terminated without cause, he will be entitled to his full compensation and benefits under his Employment Agreement until the later of six months after his termination or the expiration of the then current term of the Employment Agreement. In the event any of Messrs. Wobst, Sofia, or Hoskins becomes disabled, which disability continues for more than six months during a twelve-month period, the Corporation may terminate such executive officer's Employment Agreement, and such executive officer will be entitled to his full compensation (base salary and payments under the Incentive Compensation Plans) to the date of termination. Thereafter, the executive officer will be entitled to two-thirds of his base salary, less disability benefits received from any of the Corporation's disability insurance programs, until he attains age sixty-five or through termination of the disability, whichever occurs first, with base salary to be reinstated upon return to employment. In the event of the death of either of Messrs. Wobst, Sofia, or Hoskins, their beneficiaries will receive their base annual salary for six months plus Incentive Compensation Plan payments.

          The Corporation also has entered into Executive Agreements with Messrs. Wobst, Sofia, Hoskins, and G. Williams which are designed to provide these executive officers with some assurance as to the continuation of their employment status and responsibilities in the event of a change in control of the Corporation. The Executive Agreements for Messrs. Wobst, Sofia, and Hoskins each provide that, if a change in control of the Corporation occurs and the executive officer makes a good faith determination that such officer's employment status or responsibilities has been materially and adversely affected thereby or if such officer's employment is terminated after a change in control, the executive officer is entitled to receive an amount equal to the greater of: (i) his then current annual base salary through November 15, 1996, plus the amount of any unpaid bonus, incentive compensation, or other benefit and credit for any accrued vacation to which he is entitled under his Employment Agreement; or (ii) three times his then current annual base salary. In either case, the executive officer is also entitled to receive three times the average bonus or incentive compensation paid to such officer in respect of the three fiscal years preceding his termination. The Corporation will maintain for the executive officer's benefit, until the earlier of two years from the officer's termination of employment or the commencement of full-time employment with a new employer, all health and welfare benefit plans and other specified benefits which the officer was entitled to participate in or receive prior to his termination. In the event the payments to be received by Messrs. Wobst, Sofia, or Hoskins are subject to any federal or state excise tax, the Corporation will pay an additional amount to the executive officer such that the net amount retained by the officer after payment of any such tax will be equal to the amount which such officer was entitled to receive before application of such taxes.

          The Executive Agreement for Mr. G. Williams provides that, if a change in control of the Corporation occurs and the executive officer makes a good faith determination within three years after such change in control that such officer's employment status or responsibilities has been materially and adversely affected thereby or if such officer's employment is terminated within three years after a change in control, the executive officer is entitled to receive an amount equal to three times his then current annual base salary plus three times the average bonus or incentive compensation paid to such officer in respect of the three fiscal years preceding his termination. Adjustments to these payments will be made if the officer attains his normal retirement date within three years of the termination of his employment. In addition, the Corporation will maintain for the executive officer's benefit, until the earlier of two years from the officer's termination of employment, the commencement of full-time employment with a new employer, or the attainment of such officer's normal retirement date, all health and welfare benefit plans and other specified benefits to which the officer was entitled prior to his termination. Any payment which the officer would otherwise be entitled to receive will be reduced or eliminated to the extent the payment is determined to be nondeductible by the Corporation for federal income tax purposes under applicable provisions of the Internal Revenue Code.


          The Executive Agreements provide that the Corporation will pay the cost of legal counsel for an executive officer in the event such officer is required to enforce any of the rights granted under his Executive Agreement through litigation or other legal action. An Executive Agreement will terminate if the employment of the executive officer terminates prior to a change in control of the Corporation. Under the Comprehensive Thrift and Bank Fraud Prosecution and Taxpayer Recovery Act of 1990, the Federal Deposit Insurance Corporation has the authority to limit or prohibit payments contingent upon the termination of an individual's affiliation with the Corporation, but only if the Corporation is insolvent, has been placed in conservatorship or receivership, or is determined by the Board of Governors of the Federal Reserve System to be a troubled financial institution.

                       OPTION GRANTS IN LAST FISCAL YEAR

                               Individual Grants


                        Number of
                        Securities
                        Underlying   Percent of Total                                      Grant Date
                         Options      Options Granted      Exercise                         Present
                         Granted     to Employees in         Price          Expiration       Value
         Name             (#)(1)        Fiscal Year        ($/sh)(2)           Date          ($)(3)
-----------------------------------------------------------------------------------------------------
 Frank Wobst             131,249           18.8%            $17.86           5/17/05         $543,833
 Zuheir Sofia             52,499            7.5              17.86           5/17/05          217,531
 W. Lee Hoskins           65,624            9.4              17.86           5/17/05          271,914
 Gerald R. Williams       15,749            2.3              17.86           5/17/05           65,256
 Judith D. Fisher          7,874            1.1              17.86           5/17/05           32,626


_______________

(1) Figures reflect effect of a five percent stock dividend paid July 31, 1995. The options granted to each named executive officer become exercisable in equal increments on each of the first four anniversaries of the May 17, 1995 date of grant. Options not yet exercised are canceled upon a termination of employment for any reason other than death, retirement under one or more of the Corporation's retirement plans, termination following a change in control of the Corporation, or a disposition (other than a change in control) of substantially all of the stock or assets of the Corporation, in which case all options become exercisable immediately as of such termination date and remain exercisable for a specified period following the termination. Generally, the exercise price of options may be paid for in cash or in shares of Common Stock of the Corporation. In addition, any tax which the Corporation is required to withhold in connection with the exercise of any stock option may be satisfied by the optionholder by electing to have the number of shares to be delivered on the exercise of the option reduced by, or otherwise by delivering to the Corporation, such number of shares of Common Stock having a fair market value equal to the amount of the withholding requirement.

(2) In all cases, the exercise price was equal to the average of the high and low market price of the underlying shares on the date of grant. The exercise price has been adjusted to reflect the effect of the five percent stock dividend paid July 31, 1995.

(3) The dollar amounts in this column are the result of calculations made using the Black-Scholes model, a theoretical method for estimating the present value of stock options based on complex assumptions about the stock's price volatility and dividend rate as well as interest rates. Because of the unpredictable assumptions required, the Black-Scholes model, or any other valuation model, is incapable of accurately predicting the Corporation's stock price or of placing an accurate present value on options to purchase its stock. In performing the calculations it was assumed that: the options were exercised at the end of their ten-year terms; the volatility of the stock price was equal to 22%, which was the volatility calculated on a natural logarithmic basis of the Corporation's stock price for the twelve-month period preceding the date of grant; the risk-free rate of return was equal to the ten-year United States Treasury Note Rate effective the week of the grant, to correspond to the term of the options; and the dividend yield was equal to the Corporation's annualized dividend yield at the end of the first calendar quarter of 1995, which was 4.37%. No adjustments were made for vesting requirements, non-transferability, or risk of forfeiture. In spite of any theoretical value which may be placed on a stock option grant, no increase of the stock option's value is possible without an increase in the market value of the underlying stock. Any appreciation in the market value of the Corporation's stock would benefit all shareholders and would be dependent in part upon the efforts of the named executive officers. The total of the values indicated in the table for all stock options granted in 1995 to the named executive officers was $1,131,160, representing approximately .045% of the value, on the date of grant, of all shares of the Corporation outstanding at the date of grant.

__________________

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                   Number of
                                                                  Securities            Value of
                                                                  Underlying          Unexercised
                                                              Unexercised Options    In-the-Money(3)
                                                                  at Fiscal        Options at Fiscal
                                                                   Year-End           Year-End ($)
                                                                     (#)(2)

                            Shares
                         Acquired on           Value             Exercisable/         Exercisable/
         Name           Exercise (#)(1)     Realized ($)         Unexercisable        Unexercisable
------------------------------------------------------------------------------------------------------
 Frank Wobst                 7,718             87,677              510,228/             6,125,705/
                                                                   229,685              1,213,464

 Zuheir Sofia               20,107            196,448              178,914/             1,878,222/
                                                                   101,717                527,745

 W. Lee Hoskins               -0-                -0-               169,796/             1,665,246/
                                                                   114,842                606,729

 Gerald R. Williams         15,878            119,188               68,680/               990,956/
                                                                    30,514                158,317

 Judith D. Fisher           43,408            350,758               12,624/                72,980/
                                                                    27,560                132,105

_______________

(1) The actual number of shares received may be less than indicated in the event the optionholder elected to have shares withheld for the payment of the exercise price or withholding tax liability.

(2) Adjusted for stock splits and stock dividends paid after the date of grant.

(3) An option is in-the-money if the fair market value of the underlying Common Stock exceeds the exercise price of the option.
_______________

                               PENSION PLAN TABLE

                                                        Years of Service

 Remuneration                    15              20              25             30            35
----------------------------------------------------------------------------------------------------
   $200,000                   $115,060        $115,060        $115,060       $115,060      $115,060
    225,000                    131,310         131,310         131,310        131,310       131,310
    250,000                    147,560         147,560         147,560        147,560       147,560
    400,000                    245,060         245,060         245,060        245,060       245,060
    450,000                    277,560         277,560         277,560        277,560       277,560
    500,000                    310,060         310,060         310,060        310,060       310,060
    750,000                    472,560         472,560         472,560        472,560       472,560
    925,000                    586,310         586,310         586,310        586,310       586,310
    950,000                    602,560         602,560         602,560        602,560       602,560
    975,000                    618,810         618,810         618,810        618,810       618,810


           The table above illustrates the operation of the Corporation's Retirement Plan and Supplemental Executive Retirement Plan ("SERP") by showing various annual benefits, after reduction for Social Security retirement income, assuming various annual base salaries and years of credited service. Benefit figures shown are computed on the assumption that participants retire at age
65. For purposes of the table, it is assumed that each participant is receiving benefits from the Retirement Plan in the form of a life annuity. Benefits under the SERP are paid in the form of a life annuity (with 120 months certain).

          Only those executive officers selected by the Compensation and Stock Option Committee may participate in the SERP. The SERP ensures that each participating executive officer (who retires at age 65) receives a level of retirement benefits, without respect to years of service, equal to at least 65% of the officer's highest consecutive twelve months' base salary within the previous sixty months. At the time a participating officer retires, the benefit the participant is entitled to through the SERP is calculated, and then funds from the following sources are deducted to determine the amount (if any) of the payment due from the Corporation under the SERP: (i) Social Security benefits payable; (ii) the benefit under the Retirement Plan; and (iii) any benefits under retirement plans of prior employers. For purposes of the table, it is assumed that the participant is not receiving benefits from any prior employers' retirement plans and that Social Security benefits payable are the maximum Old Age, Survivors and Disability Insurance benefits payable. If the sum of the payments due from Social Security, the Retirement Plan, and retirement plans of prior employers exceeds 65% of the executive officer's highest consecutive twelve months' base salary, then no payment will be due from the Corporation under the SERP. As illustrated by the table, the SERP generally has the effect of equalizing a participant's combined retirement benefits for a particular level of covered compensation for all years of service. Thus, the total annual benefits payable by the Corporation pursuant to the Retirement Plan and the SERP would be the same for an executive officer with fifteen years of service as for an executive officer with thirty-five years of service, assuming each had the same level of covered compensation, the only difference being that the fifteen year executive officer, having a smaller benefit from the Retirement Plan, will receive a greater portion of his or her benefit from the SERP. Monthly benefits received by participants under the SERP may be increased annually, if indicated, to reflect increases in the United States Bureau of Labor Statistics Consumer Price Index for Urban Wage Earners and Clerical Workers.

          An employee who has completed two years of continuous service with the Corporation (or an affiliated company) and whose compensation is in excess of the limitation imposed by Section 401(a)(17) of the Internal Revenue Code (the "Code") is eligible to participate in the Corporation's Supplemental Retirement Income Plan (the "SRIP"). The SRIP provides benefits according to the same benefit formula as the Retirement Plan, except that benefits under the SRIP are not limited by Sections 401(a)(17) and 415 of the Code. Code Section 401(a)(17) limits the annual amount of compensation that may be taken into account when calculating benefits under the Retirement Plan. For 1995, this limit was $150,000. Code Section 415 limits the annual benefit amount that a participant may receive under the Retirement Plan. For 1995 this amount was $120,000. Because the SERP generally provides a larger benefit than the SRIP, executives participating in the SERP generally will not receive any payments under the SRIP.

          For each of the executive officers named in the Summary Compensation Table, the compensation covered by the Retirement Plan, the SRIP, and, if applicable, the SERP is base salary earned in 1995 as indicated in the Summary Compensation Table. The estimated credited years of service for each of the executive officers named in the Summary Compensation Table are 21.5 for Mr. Wobst, 24.33 for Mr. Sofia, 4.17 for Mr. Hoskins, 6.75 for Mr. Williams, and
8.33 for Ms. Fisher. Messrs. Hoskins and Williams and Ms. Fisher did not participate in the SERP in 1995.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

          The Compensation and Stock Option Committee is composed of Don Conrad, John B. Gerlach, George A. Skestos, and Timothy P. Smucker. None of the members are or have ever been officers of the Corporation or its subsidiaries except that Mr. Conrad has served as Chairman of the Board of Directors of Huntington Bancshares Kentucky, Inc. since __________.

          The following Board Compensation Committee Report on Executive Compensation and performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any of the Corporation's filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Corporation specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

          The Compensation and Stock Option Committee of the Board of Directors (the "Committee") oversees the Corporation's executive compensation programs. The Committee, which consists entirely of non-employee directors, met four times in 1995 to review and approve executive compensation matters.

          The Corporation's executive compensation philosophy is designed to meet four primary goals:

(1) Ensure a strong linkage between corporate, unit, and individual performance and total compensation.

(2) Integrate compensation programs with the Corporation's annual and long-term strategic goals.

(3) Encourage long-term strategic management and enhancement of shareholder value through equity awards.

(4) Attract and retain key executives critical to the long-term success of the Corporation by providing a fully competitive reward package that is appropriately sensitive to performance.

          These principles are reflected in the key components of the Corporation's executive compensation programs which consist of base salary, annual incentive awards, and long-term incentive awards. Three of the Corporation's executive officers, Messrs. Wobst, Sofia, and Hoskins, each have existing employment agreements with the Corporation (the "Existing Contracts") that, among other things, establish minimum base salaries and participation in the Corporation's incentive compensation plans (see "Employment and Executive Agreements" above). Increases in the minimum base salaries and the specific level of participation in the incentive compensation plans for these executive officers is determined by the Committee based on the factors described below. The Corporation's executive compensation programs are regularly evaluated to ensure that they continue to reinforce shareholder interests and support the goals of the Corporation's executive compensation philosophy.

BASE SALARY

          Executives' base salary and subsequent adjustments are determined relative to the following factors: individual and business unit performance, scope of responsibility and accountability, comparison with industry pay practices, and cost of living considerations. The Committee feels that all of these factors are significant and the relevance of each varies from executive to executive. Therefore, no specific weight has been assigned to these factors in the evaluation of an executive's base salary.

The specific measures of business unit performance vary depending upon the executive's performance area and the goals periodically set for the performance area by the Corporation. Industry comparisons, primarily of banking organizations of comparable asset size, are drawn from survey data relating to various executive levels published by independent sources. Where relevant, cross-industry comparisons are utilized for certain executives whose functions are not specific to banking. Although the Committee reviews data representing pay practices of the 25th to 75th percentiles of the competitive market in terms of compensation, the Committee does not have a policy to target compensation at a designated level of the pay practices of such market. Many of the banking organizations represented by the data are included in the index published by Keefe, Bruyette & Woods, Inc. and known as the KBW 50 Total Return Index which was used for comparative purposes in the shareholder return graph (see "Comparison of Five Year Cumulative Total Return Between the Corporation, S & P 500 Index, and KBW 50 Total Return Index," below).

          Typically, executive officers are reviewed for supplemental increases in their base salary on a 15 month cycle. Although Mr. Wobst's normal 15 month salary review was scheduled for January 1995, no performance based salary increase was given to Mr. Wobst in 1995, based on his recommendation to the Committee, to reinforce the Corporation's commitment to continued efforts towards reducing non-interest expense. However, the Committee did approve a one-time salary increase of less than 1 percent in lieu of certain benefits included in Mr. Wobst's Existing Contract.

ANNUAL CASH INCENTIVE AWARDS

          Under the Corporation's Incentive Compensation Plan in effect for 1995, executive officers earned annual cash incentive awards determined as a percentage of base salary. The percentage of base salary for an executive was determined by (i) the category to which the executive was assigned for 1995 based upon his level of responsibility and (ii) the Corporation's performance as measured by return on average shareholders' equity ("ROAE") relative to a range of ROAE targets established by the Committee in February of 1995. The higher the ROAE target, the larger the percentage of base salary is applied for this purpose.

          For 1995 shareholders approved several changes in the plan, including a change of performance measure from return on beginning equity ("ROBE") to ROAE. New ROAE performance targets were established, although the range of
incentive opportunity as a percentage of base salary did not change.   ROAE
targets that were set for 1995 had no predetermined relationship to the ROBE targets set for the previous year. In establishing the targets, consideration was given to internal corporate performance goals and the Corporation's assessment of its economic environment and industry trends.

          Awards for those executive officers whose compensation in 1995 was anticipated to be effected by Section 162(m) of the Internal Revenue Code were based solely on the Corporation's performance relative to ROAE goals (see "Tax Deductibility of Executive Compensation"). The remaining executive officers' awards were weighted for the following factors: corporate performance, business unit performance, and individual performance. The portions of an executive's award tied to business unit performance and individual performance were or could have been adjusted as recommended by the managing executive's subjective evaluation. Awards were assigned weights of 20% for corporate performance, 60% for business unit performance, and 20% for individual performance.

           No awards could have been paid under the plan unless the Corporation's performance met the established minimum ROAE target level of 13%. The Committee certified that ROAE goals had been met and approved all awards. Based on the Corporation's ROAE performance in 1995, Mr. Wobst's award was $399,935.

LONG-TERM INCENTIVE AWARDS

          Long-term incentive awards are in the form of stock and cash awards granted under the Long-Term Incentive Compensation Plan and stock options granted under the Corporation's employee stock option plans. The value of these awards is dependent upon the Corporation's performance over a period of time, as described below.

          The Long-Term Incentive Compensation Plan measures the Corporation's performance over three-year cycles with a new cycle beginning every other year. One cycle began on January 1, 1994 and will end on December 31, 1996 (the "1994 Cycle"). The next cycle began on January 1, 1996 and will end on December 31,
1998.   A cycle did not begin or end in 1995; therefore, no awards were paid under this Plan for 1995. However, each of the named executive officers was previously selected by the Committee to participate in the 1994 Cycle.

          This Plan has been amended for cycles beginning on and after January 1, 1996, and shareholders will be asked to approve the amended plan at this Annual Meeting. Accordingly, the following description of awards that may be payable to executive officers at the end of 1996 for performance during the 1994 Cycle refers to awards determined pursuant to the Long-Term Incentive Compensation Plan approved by shareholders in 1992. For a description of the material terms of the amended plan, see "Proposal to Amend the Long-Term Incentive Compensation Plan," below.

          For the 1994 Cycle, awards under the Long-Term Incentive Compensation Plan are based on a comparison of the Corporation's three-year average ROBE to the three-year average ROBEs of a peer group. The Committee approved the peer group and the eligible participants for the 1994 Cycle. The peer group for the 1994 Cycle was based on the fifty largest (based on assets) United States banking organizations whose stock is publicly traded minus those banking organizations deemed by the Committee to be money center banking organizations that do not provide a meaningful standard for comparison with the Corporation. The peer group is comprised of those banking organizations satisfying these criteria as of the end of the nearest available financial reporting period immediately preceding the commencement of the cycle. The peer group will remain fixed for the cycle, except to the extent the group is reduced due to attrition (as a result of mergers and organizations ceasing to be reporting companies). Currently, the peer group for the 1994 Cycle consists of 40 banking organizations of which 36 are included in the KBW 50 Total Return Index.

          Members of the peer group will be ranked according to their ROBEs and the ranked list will be divided into quarters. A specific percentage of an executive officer's base salary at the end of the cycle will be awarded to the executive if the Corporation's ROBE equals or exceeds that of the highest performing banking organization in the lowest quartile of the peer group (the "threshold level"). The percentage of base salary awarded to an executive officer increases incrementally between the threshold and target levels of performance as well as between the target and maximum levels of performance, although at different rates, as the Corporation's relative ROBE improves. No award will be made pursuant to the Long-Term Incentive Compensation Plan with respect to the 1994 Cycle if the Corporation's ROBE for that cycle is below the threshold level and no award will exceed 50% of the participant's base salary. Awards are generally made in stock, however, participants may elect to receive up to 50% of their awards in cash.

            Stock option awards are considered annually by the Committee and the number of shares granted to an executive officer is based on the individual's scope of responsibility, a subjective evaluation of the performance of the individual and his or her business unit since the last grant, and industry comparisons. No specific weight is attached to these factors.

          Data from three surveys published by nationally known compensation and human resources consulting firms as well as data compiled from a review of competitor proxy statements were reviewed by the Committee to determine competitive benchmarks for awarding 1995 options. Two of the surveys provided industry comparisons for financial organizations of generally comparable asset size, the first of which represented data from 83 financial institutions while the second represented 61 banking organizations. Additional comparisons were provided by a general industry survey representing 428 companies, of which 53 were financial organizations. The proxy statement data represented stock option practices of 38 of the 40 members of the peer group used for the 1994 cycle of the Long-Term Incentive Compensation Plan. Competitive grants were considered by using sources presenting data as a percentage of base salary, as a percentage of total shares outstanding, and as a dollar value. The Committee does not have a policy to target its option awards at any specific level of data as provided from these sources.

          In addition, information as to the options awarded to each executive during recent years was reviewed by the Committee. However, the Committee did not consider the total amount of options held by an executive officer in determining the size of an option awarded for 1995.

          Each stock option has an exercise price equal to the fair market value of the underlying Common Stock of the Corporation on the date of grant. Each stock option granted in 1995 becomes exercisable in four equal annual increments beginning on the first anniversary of the grant and remains exercisable for a period of ten years from the date of grant (subject to plan
forfeiture restrictions).    Since the stock options are granted at market
price, the value of the stock options is entirely dependent upon the growth in the Corporation's stock price.

          For 1995, the Committee awarded stock options to 227 employees in a total amount equal to .51% of the Corporation's average shares of Common Stock outstanding for the year. Mr. Wobst received 18.8% of all option shares granted, or 131,249 shares as adjusted for a five percent stock dividend paid in July 1995. The option shares granted to the named executive officers had a value at grant, adjusted for the stock dividend paid in July 1995, of $17.86 per share. Additional detail on executive grants is provided in the table above entitled "Option Grants in Last Fiscal Year."

TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION

          Internal Revenue Code Section 162(m) no longer permits the Corporation to deduct certain non-performance-based compensation in excess of $1,000,000 per taxable year paid to each of the Chief Executive Officer and the four most highly compensated executives required to be named in the Annual Proxy Statement ("Covered Employees"). The Corporation may continue to deduct compensation paid to its Covered Employees in excess of $1,000,000 if the payment of such compensation qualifies for an exception, including an exception for certain performance-based compensation.

         The Corporation's shareholders previously approved the 1994 Stock Option Plan and amendments to the Incentive Compensation Plan in order for awards under such plans to be eligible for continued tax deductibility. The Corporation is currently seeking approval for the Amended Long-Term Incentive

Compensation Plan, effective in 1996. If shareholder approval is obtained, the Corporation believes that awards under this plan will continue to be tax deductible.

          The Committee believes that Section 162(m) should not cause the Corporation to be denied a deduction for 1995 compensation paid to the Covered Employees. The Committee will continue to work to structure components of its executive compensation package to achieve maximum deductibility under Section 162(m) while at the same time considering the goals of its executive compensation philosophy.


                                        COMPENSATION AND STOCK OPTION COMMITTEE

                                        John B. Gerlach, Chairman
                                        Don Conrad
                                        George A. Skestos
                                        Timothy P. Smucker

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
    BETWEEN THE CORPORATION, S&P 500 INDEX, AND KBW 50 TOTAL RETURN INDEX(1)

          The line graph below compares the yearly percentage change in cumulative total shareholder return on the Corporation's Common Stock and the cumulative total return of both the S&P 500 Index and the KBW 50 Total Return Index for the period December 31, 1990, through December 31, 1995. An investment of $100 on December 31, 1990, and the reinvestment of all dividends are assumed.


For the period ending                                 December 31,
                      -------------------------------------------------------------------------------
                      1990              1991            1992         1993          1994          1995
                      ----              ----            ----         ----          ----          ----

S & P 500             $100              $130            $140         $155          $157          $215
HBI                    100               190             287          339           321           488
KBW 50                 100               158             202          213           202           324

_________________

(1) The KBW 50 Total Return Index, published by Keefe, Bruyette & Woods, Inc., is a market-capitalization-weighted bank stock index that includes all money-center and most major regional bank holding companies.
_________________


EXECUTIVE OFFICERS OF THE CORPORATION

          The executive officers of the Corporation are listed below. Each listing includes a statement of the business experience of each executive officer during at least the last five years. Executive officers are elected annually by the Board of Directors and serve at the pleasure of the Board.

          JUDITH D. FISHER, age 50, has served as Executive Vice President of the Corporation since February 1994 and as Executive Vice President and Manager of the Treasury Group of The Huntington National Bank since January 1991. Ms. Fisher has also served as President of Huntington Bancshares Financial Corporation since April 1991. Ms. Fisher served as Senior Vice President and Manager, Investment and Funds Management, from September 1987 to January 1991.

          RALPH K. FRASIER, age 57, Executive Vice President, General Counsel, Secretary, and Cashier of The Huntington National Bank and General Counsel and Secretary of the Corporation, joined The Huntington National Bank in November 1975 as Vice President and General Counsel. Mr. Frasier was named Senior Vice President and General Counsel of The Huntington National Bank and General Counsel of the Corporation in July 1976. Mr. Frasier became Secretary to the Boards of Directors of both companies in June 1981 and was named Executive Vice President and Cashier of The Huntington National Bank in March 1983. Mr. Frasier has served as Secretary and Cashier of The Huntington Trust Company, National Association, since February 1988.

          PETER E. GEIER, age 38, has served as Executive Vice President for the Corporation since November 1994 and Executive Director of Consumer Services since March 1994. Mr. Geier served as Senior Vice President for the Corporation from March 1994 to November 1994. Prior thereto, Mr. Geier served as Senior Vice President and Manager of Commercial Banking for The Huntington National Bank from November 1989 to March 1994. Mr. Geier joined The Huntington National Bank in March 1984 and served in various other capacities prior to November 1989.

          DIETER E. HEREN, age 54, has served as Executive Vice President and Executive Director of Credit Administration for the Corporation from November 1994 to the present. From November 1992 to November 1994, Mr. Heren served as
Senior Vice President and Chief Credit Officer for the Corporation.   Prior
thereto, Mr. Heren served as Senior Vice President and Manager of Special Assets for The Huntington National Bank from April 1987 to November 1992 and as Senior Vice President and Division Executive for the International Department of The Huntington National Bank from May 1985 to April 1987.

          W. LEE HOSKINS, age 55, has served as Chairman of The Huntington National Bank since September 1993 and as a director, President, and Chief Executive Officer since joining The Huntington National Bank in November 1991. Since November 1991, Mr.Hoskins has served as a director and Vice Chairman of the Corporation and as a director of The Huntington Trust Company, National Association. Prior to joining the Corporation, Mr. Hoskins was the President and Chief Executive Officer of the Federal Reserve Bank of Cleveland from October 1987 to November 1991. From March 1981 to September 1987, Mr. Hoskins served as Senior Vice President and Chief Economist of PNC Financial Corp in Pittsburgh, Pennsylvania.

          WILLIAM M. RANDLE, age 56, has served as Senior Vice President of the Corporation and Director of Marketing and Strategic Planning from January 1990 to the present. From October 1986 to January 1990, Mr. Randle was Senior Vice President of Marketing for First Union National Bank of North Carolina.

          RONALD J. SEIFFERT, age 39, has served as Executive Vice President and Executive Director of Commercial Services for the Corporation since January 17, 1996. Prior thereto, Mr. Seiffert served as Executive Vice President and Group Manager of the Commercial Banking Group for the Northern Region of The Huntington National Bank from February 1994. Mr. Seiffert joined the Bank in 1979 and served in various other capacities prior to February 1994.

          ZUHEIR SOFIA, age 51, has served as President and a director of the Corporation from October 1984 to the present, as Chief Operating Officer from September 1986 to the present, and as Treasurer from February 1989 to the present. In addition, Mr. Sofia has served as a director of The Huntington National Bank since February 1981 and a director of The Huntington Trust Company, National Association, since February 1988. Mr. Sofia served as Vice Chairman of The Huntington National Bank from March 1983 to September 1986, as Senior Vice President of the Corporation from March 1983 to October 1984, as Executive Vice President of The Huntington National Bank from February 1981 to March 1983, as Treasurer of the Corporation from January 1984 to June 1984, and as Senior Vice President and Division Executive of the Corporate Banking, Funds Management, and International Divisions of The Huntington National Bank from December 1976 to February 1981. From the time he joined the Corporation in September 1971 until December 1976, Mr. Sofia served the Corporation in various other capacities.

          JOHN D. VAN FLEET, age 41, has served as Corporate Controller and Chief Accounting Officer of the Corporation since April 1993 and as Senior Vice
President since February 1991.   From June 1989 to April 1993 Mr. Van Fleet was
the Director of Accounting for the Corporation. Mr. Van Fleet also served as Vice President of the Corporation from June 1989 to February 1991. Mr. Van Fleet joined Price Waterhouse in June 1977 as a member of the audit staff and subsequently served in various supervisory capacities prior to joining the Corporation in June 1989.

          GERALD R. WILLIAMS, age 59, has served as Executive Vice President and Chief Financial Officer of the Corporation from April 1989 to the present. From January 1987 to April 1989, Mr. Williams was the owner and President of Mattara Services, Inc., a consulting company to financial institutions and investors in financial institutions.

          FRANK WOBST, age 62, has served as Chairman of the Board and Chief Executive Officer of the Corporation from February 1981 to the present and as Chairman of The Huntington Trust Company, National Association, from February 1988 to the present. Mr. Wobst has also served as a director of The Huntington National Bank and the Corporation from the time he joined the Corporation in 1974 to the present. Mr. Wobst served as President of the Corporation from February 1981 to October 1984, as President of The Huntington National Bank from July 1974 until March 1983 and from March 1984 to September 1986 and as Chairman of the Board and Chief Executive Officer of The Huntington National Bank from February 1981 to September 1986.

PROPOSAL TO AMEND THE CORPORATION'S CHARTER

          The Corporation is presently authorized to issue 206,617,808 shares of capital stock, of which 200,000,000 shares are Common Stock and 6,617,808 shares are Serial Preferred Stock. In 1990, 1,000,000 shares of the Serial Preferred Stock were designated "Series A Junior Participating Preferred Stock" and were reserved for issuance pursuant to a Rights Agreement dated February 22, 1990 and amended on August 16, 1995 (the "Rights Agreement") between the Corporation and The Huntington Trust Company, National Association. The Board of Directors has adopted resolutions approving and recommending that the shareholders adopt an amendment to Article FIFTH of the Corporation's Charter, the full text of which is attached to this Proxy Statement as Exhibit A. The amendment, if adopted by the shareholders, would amend the Corporation's Charter to increase the authorized Common Stock from 200,000,000 shares to 300,000,000 shares.

          As of January 31, 1996, 137,192,253 shares of Common Stock were issued and outstanding. In addition, the Corporation has reserved a certain number of shares of Common Stock for issuance in connection with the
Corporation's employee benefit plans and dividend reinvestment plan.   As of
December 31, 1995, an aggregate of approximately 26.3 million shares of Common Stock have been reserved by the Corporation for these purposes. The authorized Common Stock was increased to 200,000,000 shares at the 1993 Annual Meeting and there remain approximately 36.5 million shares of Common Stock authorized but unissued and unreserved.

          All shares of Common Stock, including those currently authorized and those which would be authorized by the proposed amendment to Article FIFTH, are equal in rank and have the same voting, dividend, and liquidation rights.
There are no preemptive rights associated with these share and the shares are subject to all of the terms of the Serial Preferred Stock.

          The Board of Directors believes that the proposed increase in the number of authorized shares of Common Stock is desirable so that sufficient shares of Common Stock will be available for issuance from time to time, without further action or authorization by the shareholders (except as may be required in a specific case by law), for corporate needs such as equity financing, retirement of outstanding indebtedness, stock splits and stock dividends, employee benefit plans, dividend reinvestment plans, or other corporate purposes deemed to be in the best interests of the Corporation and its shareholders.

          The increase in the number of authorized shares of Common Stock also will give the Corporation greater flexibility in responding quickly to advantageous business opportunities. While the Corporation at the present time has no written agreements, understandings, or arrangements with respect to any acquisition, it continues to explore opportunities to acquire banks and nonbank companies as permitted by the Bank Holding Company Act of 1956, as amended. Since acquisitions may be made by an exchange of stock, increases in the total number of authorized shares of Common Stock will enable the Corporation to better meet its future business needs. Due to the number of remaining authorized but unissued or unreserved shares, the Corporation's ability to use its securities for these purposes could be limited under the present Article FIFTH.

          The amendment may have the effect of deterring or rendering more difficult attempts by third parties to obtain control of the Corporation if such attempts are not approved by the Board of Directors. The Board of Directors is not aware of any current efforts to obtain control of the Corporation. The availability of authorized and unissued Common Stock, in addition to the Corporation's Serial Preferred Stock, could enhance the Board of Directors' ability to negotiate for better terms on behalf of the Corporation's shareholders. On the other hand, the authorized and unissued shares could be used to discourage a tender offer or prevent a change in control of the Corporation. Such shares could, for example, be privately placed (subject to the requirements of the Bank Holding Company Act of 1956, as amended, and the Change in Bank Control Act of 1978) with purchasers who are known to favor the election of current directors or who are committed to oppose a transaction which could result in a change in directors of the Corporation. The Corporation is already afforded some protection against acquisition attempts which are not supported by the Board of Directors by provisions currently contained in the Corporation's Charter and Bylaws and the Rights Agreement.

          The Corporation's Charter provides for the issuance of Serial Preferred Stock and authorizes the Board of Directors, without prior shareholder approval, to fix the number of shares constituting each series and to fix the dividend, redemption, conversion, voting rights and other rights, preferences and restrictions relating thereto. The issuance of Serial Preferred Stock may be used to discourage certain acquisition attempts. In addition, the Corporation's Charter provides for a board of directors divided into three classes of directors serving staggered three-year terms and permitting removal of directors for cause only by the affirmative vote of the holders of two-thirds of all votes entitled to be cast for the election of directors. Because of the additional time required to change the control of the Board of Directors, the amendment will tend to perpetuate present directors and could also make the Corporation less attractive to certain tender offerors since normally two annual meetings would be required to obtain a two-thirds majority of the Board of Directors and three annual meetings for complete control. The Charter also provides that any action taken by the shareholders to adopt, alter, or repeal the Corporation's Bylaws will require a two-thirds vote of the holders of shares entitled to vote. The Corporation's Charter also requires the Board of Directors to respond to any acquisition proposal on the basis of the Board's evaluation of what is in the best interest of the Corporation, its shareholders, and other constituencies, and to consider all factors the Board deems relevant. All of the above described Charter provisions may tend to discourage acquisition attempts.

          The Corporation's Bylaws provide that in order for a person to be eligible for election as a director of the Corporation, such person must be nominated by or at the direction of the Corporation's Board of Directors or by a shareholder entitled to vote for the election of directors in accordance with certain specified procedures. Shareholder nominations must be made pursuant to timely written notice to the Secretary of the Corporation. In most cases, a shareholder's notice, to be considered timely, must be received at the principal executive offices of the Corporation not less than thirty nor more than sixty days prior to the date of a shareholders' meeting. The notice must set forth certain specified information about the shareholder giving the notice and the shareholder's proposed nominee. These Bylaw provisions may discourage or deter a third party from soliciting proxies to elect its own slate of directors or otherwise attempting to obtain control of the Corporation.

          Under the Rights Agreement, as amended, each of the Corporation's shareholders has one Right for each outstanding share of Common Stock held and each newly-issued share of Common Stock will have issued with it one Right.
The Rights currently have no value, are represented by the certificates evidencing Common Stock and trade only with such stock. The Rights separate from the Common Stock and become exercisable only upon the occurrence of a person or group ("Acquiror") acquiring or obtaining beneficial ownership of 10% or more of the then outstanding Common Stock (a "Triggering Event") or the tenth business day after the commencement or announcement of a tender or exchange offer that would result in ownership of 10% or more of the outstanding Common Stock. The Rights Agreement provides that, upon the Rights becoming exercisable, shareholders would be entitled to purchase, at the Exercise Price, one one-hundredth of a share of the Series A Junior Participating Preferred Stock ("Preferred Shares"). Such fractional share is intended to be the practical equivalent of one share of Common Stock. In the event of a Triggering Event, the Rights will entitle each holder (except the Acquiror or any affiliate or associate thereof, whose Rights become null and void) to purchase shares of the Corporation's Preferred Shares having a value equal to twice the Exercise Price. In the event the Corporation is acquired in a merger or other business combination or a significant portion of its assets are sold, leased, exchanged, or otherwise transferred to an Acquiror, shares of the Acquiror (or shares of the surviving corporation in such acquisition, which could be the Corporation) may be purchased. The Exercise Price and the number of Preferred Shares or other securities or property issuable upon exercise of a Right are subject to adjustment upon the occurrence of certain events including, for example, a stock dividend or split payable in the Corporation's Common Stock or Preferred Shares. The number of Rights may also be adjusted upon the occurrence of certain events including, for example, a reverse stock split. The Rights expire on August 16, 2005, unless earlier redeemed by the Corporation. The Rights may cause substantial dilution to a person or group that attempts to acquire the Corporation and thus have an anti-takeover effect.

          The Board of Directors does not have any current plans to use shares of Common Stock for anti-takeover purposes. Further, the Board of Directors does not have any current plans to propose amendments in the Charter or Bylaws of the Corporation that may be deemed to have anti-takeover implications except as described in this Proxy Statement.

           If the shareholders approve the amendment, it will become effective on the date on which the required filing is made in the office of the State Department of Assessments and Taxation of the State of Maryland. Such filing will be made as promptly as possible after shareholder approval.

          THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE PROPOSED AMENDMENT TO ARTICLE FIFTH OF THE CORPORATION'S CHARTER.

PROPOSAL TO APPROVE THE AMENDED LONG-TERM INCENTIVE COMPENSATION PLAN

          A proposal to approve the Huntington Bancshares Incorporated Long-Term Incentive Compensation Plan, as amended (the "Plan"), will be presented at the Annual Meeting of Shareholders. The Long-Term Incentive Compensation Plan was adopted in 1988 as an integral part of the Corporation's compensation program and was previously approved by the Corporation's shareholders in 1992. The Board of Directors has amended the Plan, subject to shareholder approval, and recommends that the Corporation's shareholders approve the Plan as described herein. Shareholder approval of the amended Plan is required to enable the Corporation to qualify awards under the Plan as deductible for federal income tax purposes.

          As described in the Board Compensation Committee Report on Executive Compensation, the Internal Revenue Code was amended in 1993 to add Section 162(m) which places a limit of $1,000,000 on the amount of compensation that may be deducted by the Corporation in any tax year with respect to certain of the

Corporation's highest paid executives defined as "covered employees."
However, qualified performance-based compensation that has been approved by shareholders is not subject to the deduction limit. The Corporation is requesting that shareholders approve the amended Plan at this meeting in order that incentive compensation paid to covered employees who are selected to participate in the Plan during the first 90 days of a performance cycle will be deductible under Section 162(m).

Description of the Plan

          ADMINISTRATION. The Plan will be administered by the Commitee consisting of outside directors within the meaning of Section 162 (m).

          OPERATION OF THE PLAN. After the conclusion of a three-year performance cycle, incentive awards are made to officers who participate in the Plan based upon performance over the period of the three-year cycle. A new performance cycle begins every two years. The amended Plan will become effective for performance cycles beginning on and after January 1, 1996.

          Incentive awards are determined as a percentage of base salary measured by performance goals established by the Committee during the first 90 days of each performance cycle. The performance goals are measured by return on average shareholders' equity of the Corporation relative to the return on average shareholders' equity of other selected United States banks and bank holding companies designated by the Committee during the first 90 days of each performance cycle. For an officer who is selected to participate in the Plan after the first 90 days of a cycle, the award is prorated based upon the length of time the officer is a participant. Incentive awards paid under the Plan to the executive officers named in the Summary Compensation Table will be included each year in the disclosures regarding executive compensation as required by the executive compensation disclosure rules promulgated by the Securities and Exchange Commission.

          After the end of each performance cycle, the Committee will review the performance of the Corporation against the established performance goals. Awards may be paid to officers only after the Committee has certified in writing that the performance goals have been met. The Committee may reduce but not increase the amount of an award otherwise payable to an officer. The maximum award payable to a participant for any performance cycle will not exceed $1,000,000.

          ELIGIBILITY. Participation in the Plan is limited to those officers of the Corporation and its subsidiaries whose performance may, in the opinion of the Committee, significantly contribute to the long-term strategic performance and growth of the Corporation. The Committee selects those officers who will participate for each performance cycle during the first 90 days of the cycle and may select officers hired or promoted during a cycle to participate for the remainder of the cycle. Twenty officers are participating in the Plan during the performance cycle that began January 1, 1994, and ends December 31, 1996. When this Proxy Statement was printed, the Committee had not selected the officers to participate during the cycle which began on January 1, 1996.

          The dollar values of the awards that would have been received by participants in the Plan had the amended Plan been in effect for the last completed performance cycle cannot be determined because the Plan provisions with respect to selection of the banking organizations against which the Corporation's performance is measured and with respect to calculation of awards have been changed and the Committee had not selected the appropriate banking organizations or adopted a schedule for calculation of awards for the performance cycle beginning January 1, 1996, when this Proxy Statement was printed.

          PAYMENT OF AWARDS. Incentive awards under this Plan will normally be paid in the form of Common Stock of the Corporation; however, a participant may elect to receive up to 50% of the award in cash with the approval of the Committee. The total number of shares of Common Stock that can be issued under the Plan is 400,000. No award will be paid to an officer who is not employed by the Corporation or a subsidiary on the day the award is paid, except in the case of death, disability, retirement, or a change in control of the Corporation. In the event a change in control of the Corporation (as defined in the Plan) occurs during a performance cycle or before awards for a completed cycle have been received, Plan participants shall receive awards for that cycle based upon the performance of the Corporation relative to the performance of the banks and bank holding companies against which the Corporation's performance is measured, determined as of the end of the last full year of the cycle preceding the date of the change in control. In the event of death, disability or retirement of a participant, awards may be paid at the discretion of the Committee.

          AMENDMENT AND TERMINATION. The Plan may be amended or terminated at any time by the Committee or by the Board of Directors without shareholder approval, unless such approval is otherwise required to satisfy the applicable provisions of Section 162(m).

Material Amendments

          The amended Plan differs from the Long-Term Incentive Compensation Plan previously approved by the shareholders in the following material respects:

- The criterion for measuring corporate performance is changed from return on beginning shareholders' equity to return on average shareholders' equity.
- The Committee has greater discretion in selecting the appropriate banking organizations against which the Corporation's performance is measured. This determination must be made, however, during the first 90 days of each three-year performance cycle.
- The Committee has greater discretion in establishing performance goals for the Corporation and in determining the amount of the awards to be made upon achievement of various levels of corporate performance. These determinations must also be made during the first 90 days of each cycle.
- The maximum award payable to a participant for any performance cycle is changed from 50% of base salary to $1,000,000.
- The number of shares of Common Stock that may be issued by the Corporation under the Plan is changed from a total of 194,261 shares remaining from the total previously approved, adjusted for stock dividends and splits, to 400,000 shares.

          If the Plan is not approved by the shareholders of the Corporation, no payments will be made under the Plan with respect to performance cycles beginning on and after January 1, 1996. In that event, the Committee intends to review and reconsider the incentive compensation programs of the Corporation in light of the shareholders' vote and the principles described in the Board's Compensation Committee Report on Executive Compensation.

          The Corporation believes that its incentive compensation plans have made a significant contribution to the success of the Corporation in attracting and retaining key employees and encouraging their ownership of the Corporation. ACCORDINGLY, THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THE PLAN.

PROPOSAL TO RATIFY THE APPOINTMENT OF INDEPENDENT AUDITORS

          The Board of Directors has selected Ernst & Young LLP, independent auditors, as auditors for the Corporation for the year 1996. Although not required, the Board of Directors is submitting its selection to the shareholders of the Corporation for ratification. Ernst & Young LLP has served as the independent auditor for the Corporation since its inception in 1966.
The Board of Directors believes that the reappointment of Ernst & Young LLP for the year 1996 is appropriate because of the firm's reputation, qualifications, and experience. Representatives of Ernst & Young LLP will be present at the meeting and will have an opportunity to make a statement if they desire to do so. Such representatives will be available to respond to appropriate questions. The Board of Directors will reconsider the appointment of Ernst & Young LLP if its selection is not ratified by the shareholders.

          THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

          Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's officers, directors and persons who are beneficial owners of more than ten percent of the Corporation's Common Stock ("reporting person") to file reports of ownership and changes in ownership with the SEC. Reporting persons are required by SEC regulations to furnish the Corporation with copies of all
Section 16(a) forms filed by them.

          Based on its review of the copies of Section 16(a) forms received by it, and on written representations from reporting persons concerning the necessity of filing a Form 5-Annual Statement of Changes in Beneficial Ownership, the Corporation believes that, during 1995, all filing requirements applicable for reporting persons were met, except that one transaction by a family member of George A. Skestos was not timely reported.

PROPOSALS BY SHAREHOLDERS FOR 1997 ANNUAL MEETING

          If any shareholder of the Corporation wishes to submit a proposal to be included in next year's Proxy Statement and acted upon at the annual meeting of the Corporation to be held in 1997, the proposal must be received by the Secretary of the Corporation at the principal executive offices of the Corporation, Huntington Center, 41 South High Street, Columbus, Ohio 43287, prior to the close of business on November 11, 1996. In addition, the Corporation's Bylaws establish advance notice procedures as to (1) business to be brought before an annual meeting of shareholders other than by or at the direction of the Board of Directors, and (2) the nomination, other than by or at the direction of the Board of Directors, of candidates for election as directors. Any shareholder who wishes to submit a proposal to be acted upon at next year's annual meeting or who wishes to nominate a candidate for election as a director should obtain a copy of these Bylaw provisions and may do so by written request addressed to the Secretary of the Corporation at the principal executive offices of the Corporation.

OTHER MATTERS

          As of the date of this Proxy Statement, management knows of no other business that will come before the meeting. Should any other matter requiring a vote of the shareholders arise, the proxy in the enclosed form confers upon the person or persons designated to vote the shares discretionary authority to vote the same with respect to any such other matter in accordance with their best judgment.

          The Corporation's 1995 Annual Report, including financial statements, was furnished to shareholders prior to or concurrently with the mailing of this proxy material. THE CORPORATION'S FORM 10-K FOR 1995 AND ADDITIONAL COPIES OF THE 1995 ANNUAL REPORT WILL BE FURNISHED, WITHOUT CHARGE, TO SHAREHOLDERS OF THE CORPORATION UPON WRITTEN REQUEST TO INVESTOR RELATIONS, HUNTINGTON BANCSHARES INCORPORATED, HUNTINGTON CENTER, COLUMBUS, OHIO 43287.

          If you are an employee of the Corporation or its affiliated corporations and are receiving this Proxy Statement as a result of your participation in the Huntington Stock Purchase and Tax Savings Plan, a proxy card has not been included. Instead, an instruction card, similar to a proxy card, has been provided so that you may instruct the trustee how to vote your shares held under this plan.

                     (This page intentionally left blank)

                                                                       EXHIBIT A



                TEXT OF PROPOSED RESOLUTION AMENDING CHARTER TO
                        INCREASE AUTHORIZED COMMON STOCK



RESOLVED, that, as declared advisable by the Board of Directors, the Charter of this Corporation is amended by deleting the first paragraph of Article FIFTH thereof in its entirety and substituting in lieu thereof the following:

          FIFTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 306,617,808 shares, of which 300,000,000 shall be Common Stock, without par value, and 6,617,808 shares shall be Serial Preferred Stock, without par value.

                                                                Appendix A




                       HUNTINGTON BANCSHARES INCORPORATED


                     LONG-TERM INCENTIVE COMPENSATION PLAN

                As Amended and Effective for Performance Cycles
                     beginning on or after January 1, 1996



                            PURPOSE; EFFECTIVE DATE
                            -----------------------

         1.1 The purpose of this Long-Term Incentive Compensation Plan (the "Plan") is to provide incentive for key employees whose sustained performance directly influences the creation of shareholder value.

         1.2 The Plan, as amended, will become effective upon approval by a majority of the votes cast by shareholders of the Corporation at the annual meeting on April 25, 1996, but will relate to Performance Cycles beginning January 1, 1996, and thereafter. No payments will be made under the Plan unless shareholder approval is obtained.

                              DEFINITION OF TERMS
                              -------------------

         2.1 As used herein, the following words shall have the meanings stated after them, unless otherwise specifically provided:

                (a) "U.S. BANKING ORGANIZATION" shall mean a bank or bank holding company organized under the laws of the United States of America or any state, territory or other political subdivision thereof including the District of Columbia, whose stock is publicly traded.

                (b) "BASE SALARY" shall mean the annual cash salary payable to an Officer excluding bonuses, incentive compensation, stock options, employer contributions to pension or benefit plans, and other forms of irregular payments and deferred compensation.

                (c) "COMMITTEE" shall mean the Compensation and Stock Option Committee of the Board of Directors of the Corporation, which shall be composed of two or more "outside directors" within the meaning of
         Section 162(m) as hereinafter defined.

                (d)  "CORPORATION" shall mean Huntington Bancshares
         Incorporated.

                (e) "OFFICER" shall mean an officer of the Corporation or of a Subsidiary.

                (f) "PACESETTER GROUP" shall mean the U.S. Banking Organizations selected by the Committee to be members of the Pacesetter Group in accordance with Section 5.1.

                (g) "PARTICIPANT" shall mean an Officer selected to participate in the Plan in accordance with section 4.1.

                (h)  "PERFORMANCE CYCLE" OR "CYCLE" shall mean a period of
         three calendar years.   A new Performance Cycle begins on January 1 of
         each even numbered year.

                (i) "RETURN ON AVERAGE EQUITY" OR "ROAE" shall mean the annual return on average shareholders' equity reported in publicly available financial reports.

                (j) "SECTION 162(M)" shall mean Section 162(m) of the Internal Revenue Code of 1986, as amended, or any successor statute of similar import.

                (k) "SUBSIDIARY" shall mean a subsidiary of the Corporation of which at least 50% of the voting power is directly or indirectly owned or controlled by the Corporation.

                                 ADMINISTRATION
                                 --------------

         3.1    The Committee shall administer the Plan.   The Committee is
authorized to interpret and construe the Plan and to adopt such rules, regulations, and procedures for the administration of the Plan as the Committee deems necessary or advisable. The Committee's interpretations of the Plan, and all decisions and determinations made by the Committee, shall be conclusive and binding on all parties including the Corporation and any person claiming an award under the Plan.

                               PLAN PARTICIPANTS
                               -----------------

         4.1 Participation in the Plan shall be limited to Officers who are considered to be key employees whose performance may, in the opinion of the Committee, significantly contribute to the long-term strategic performance and growth of the Corporation. The Committee shall select those Officers who will participate in the Plan for each Performance Cycle during the first 90 days of the Cycle and may select Officers who are hired or promoted during a Cycle to participate for the remainder of the Cycle.


                                PACESETTER GROUP
                                ----------------

         5.1 During the first 90 days of each Performance Cycle, the Committee shall select the U.S. Banking Organizations comprising the Pacesetter
Group for that Cycle.   If during any Performance Cycle a member of the
Pacesetter Group for that Cycle ceases to exist as an independent U.S. Banking Organization as a result of a merger, purchase or exchange of stock or otherwise, that member shall be included in the Pacesetter Group only for those full years during which it existed as an independent U.S. Banking Organization.

                         PERFORMANCE CRITERIA AND GOALS
                         ------------------------------

         6.1 Awards under the Plan shall be based upon the Corporation's performance during each Performance Cycle measured by Return on Average Equity relative to the Return on Average Equity of the members of the Pacesetter
Group.   During the first 90 days of each Performance Cycle, the Committee shall establish written ROAE performance goals for the Corporation for that Cycle relative to the ROAE performance of members of the Pacesetter Group.

         6.2 Awards under the Plan shall be equal to a percentage of a Participant 's annual Base Salary as of December 31 of the last year of a Performance Cycle determined by reference to the attainment of the
Corporation's performance goals for that Cycle.   The Committee shall adopt a
written schedule of potential awards, expressed as a percentage of Base Salary, during the first 90 days of each Performance Cycle. For an Officer who is selected to participate after the first 90 days of a Cycle, the award shall be pro-rated based upon the length of time the Officer is a Participant. No awards shall be paid pursuant to the Plan with respect to a Performance Cycle if the average annual ROAE of the Corporation for that Cycle is below the minimum
corporate performance goal established by the Committee.   In addition,
notwithstanding the attainment of specified performance goals, the Committee has the discretion to reduce or eliminate an award that would otherwise be payable to any Participant. The maximum award payable under the Plan with respect to a Performance Cycle shall be $1,000,000, notwithstanding that the average annual ROAE of the Corporation for a Performance Cycle may exceed the maximum performance goal.

                               PAYMENT OF AWARDS
                               -----------------

         7.1 Awards will be made under the Plan in the form of shares of Common Stock of the Corporation; provided, however, that any Participant, with the approval of the Committee, may elect to receive up to 50% of his or her award in cash, whereupon that Participant will be entitled to receive only that number of shares of Common Stock determined as set forth in Section 10.2 or
10.3 hereof.   Payment of awards will be made as soon as practicable following the end of each Performance Cycle; provided that payments will be made only after the Committee has certified in writing, in the minutes of a committee meeting or otherwise, that applicable performance goals have been satisfied.

         7.2 Except as provided in Sections 8.2 and 9.1 - 9.5 hereof, no award shall be paid to an Officer who is not employed by the Corporation or a Subsidiary on the day the award is paid.

         7.3 If at the time Participants are to receive payment of awards, the Corporation or any Participant is prohibited from trading in Common Stock under applicable state or federal securities laws, the Committee may in its discretion withhold distribution of stock until such time as distribution is permitted; or may in its discretion authorize the entire payment to be paid in cash. If distribution of Common Stock is withheld, the Corporation shall make additional cash payments to reflect dividends paid during the period in which distribution was withheld.

         7.4 The Corporation may deduct from any payment made under this Plan all federal, state and local taxes required to be withheld with respect to such payment or may require that the Participant pay to the Corporation an amount equal to any such taxes.

                           TERMINATION OF EMPLOYMENT
                           -------------------------

         8.1 If a Participant's employment is terminated for any reason other than death, disability or retirement prior to receipt of payment of an award with respect to a Performance Cycle, the Participant shall not receive any payment under the Plan based upon that Cycle.

         8.2 In the event a Participant dies, becomes disabled, or retires before receipt of payment of an award, as determined in the sole discretion of the Committee, the Committee may authorize payment to the Participant or the Participant's estate or beneficiary in such amount as the Committee deems appropriate.

                      CHANGE IN CONTROL OF THE CORPORATION
                      ------------------------------------

         9.1 In the event of a Change in Control of the Corporation, as hereinafter defined, the provisions set forth below shall apply, and in the event of any conflict between Sections 9.1 - 9.5 and any other section of the Plan, the provisions of Sections 9.1 - 9.5 shall prevail.

         9.2 Within 90 days after the Change in Control occurs, the persons who are Participants immediately prior to the Change in Control shall receive payment of awards under the Plan in cash determined as follows:

         (a) If the Change in Control occurs before the end of the first year of a Cycle, no payment shall be made with respect to that Cycle.

         (b) If the Change in Control occurs during the second year of a Cycle, Participants shall receive the full amount of the award for that Cycle based upon ROAE of the Corporation and the Pacesetter Group for the first year of the Cycle.

         (c) If the Change in Control occurs during the third year of a Cycle, Participants shall receive the full amount of the award for that Cycle based upon average annual ROAE of the Corporation and the Pacesetter Group for the first two years of the Cycle.

         (d) If the Change in Control occurs after the third year of a Cycle, Participants shall receive the full amount of the award for that Cycle based upon the average annual ROAE of the Corporation and the Pacesetter Group for the full Cycle.

         9.3 Notwithstanding Section 8.1 hereof, Participants whose employment terminates following a Change in Control shall receive payment of awards in accordance with Section 9.2.

         9.4 After a Change in Control has occurred, neither the Committee nor the Board of Directors of the Corporation shall change the performance levels for a Performance Cycle that began prior to the date the Change of Control occurred or reduce or eliminate any awards otherwise payable to an Officer under this Plan.

         9.5 For purposes of this section, a "Change in Control" of the Corporation shall be deemed to have occurred if and when, after the date hereof, (i) subject to the limitations set forth in this paragraph, any "Person" (as that term is defined as of the date hereof in Section 225.2(k) of Regulation Y ("Regulation Y") issued by the Board of Governors of the Federal Reserve System), other than the Corporation or any employee stock ownership, profit-sharing, salary adjustment or other employee benefit plan of the Corporation or of any Subsidiary or any trustee or fiduciary with respect thereto solely by reason of such capacity of such trustee or fiduciary, acquires, directly or indirectly, or through or in concert with one or more Persons, "Control" (as that term is defined as of the date hereof in Section 225.2(e) (1) of Regulation Y) of the Corporation or control of, or the power to vote, 10% or more (but less than 25%) of the votes attributable to the voting securities of the Corporation if no other person will own a greater percentage of the votes attributable to such voting securities immediately after the acquisition transaction; (ii) the Corporation, or in one or more transactions 50% or more of its assets or earning power, is acquired by or combined with another Person and less than a majority of the outstanding voting shares of the Person surviving such transaction (or the ultimate parent of the surviving Person) after such acquisition or combination is owned, immediately after such acquisition or combination, by the owners of the voting shares of the Corporation outstanding immediately prior to such acquisition or combination; or (iii) any Person, acting alone or through or in concert with one or more Persons, shall elect, at one or more meetings of shareholders of the Corporation, a majority of the members of the Board of Directors who were not members of, or elected or recommended by, the previously existing Board of Directors of the Corporation. In defining "Control," all voting securities of the Corporation shall be considered to be a single class.

                         PURCHASE AND DELIVERY OF STOCK
                         ------------------------------

         10.1 Common Stock delivered to Participants under the Plan shall be issued by the Corporation or, if the Committee so directs, shall be purchased in the open market by an independent buying agent selected by the Corporation. In either case if a Participant shall be entitled to receive a fractional share, the Participant shall receive one whole share in lieu of that fractional share.

         10.2 In the event that the Common Stock to be delivered hereunder shall be issued by the Corporation, the number of shares to be issued and delivered to each Participant shall be that number of shares which could be purchased at the market price per share of Common Stock of the Corporation with the amount of the award to be made to that Participant, calculated as provided in

Section 6.2, less the amount of such award that the Participant has elected to receive in cash. The "market price per share" of the Common Stock for purposes of this subsection shall be (1) the average of the highest and lowest sale prices per share quoted in the NASDAQ National Market System, if the shares are so quoted, (2) the mean between the bid and asked prices per share as reported by NASDAQ, if the shares are publicly traded, but are not quoted in the National Market System or listed on a securities exchange, or (3) if the shares are listed on a securities exchange, the average of the high and low prices at which such shares are quoted or traded on such exchange, in each case on a date which shall be fixed by the Committee (and shall in no case be a date earlier than the date when such determination is made), or if such date is not a trading day, the next preceding trading day.

         10.3 In the event that the Committee shall determine that the Common Stock to be delivered shall be purchased in the open market, the Committee shall select a buying agent which shall be a licensed securities broker that is not affiliated with the Corporation. The Corporation or a Subsidiary shall pay to the buying agent all awards under the Plan, except amounts which Participants have elected to receive in cash, for the purchase of Common Stock in open market purchases. The buying agent will perform all functions relating to the purchase of Common Stock and will have complete discretion regarding the timing of purchases; provided that purchases shall be made within thirty days after receipt by the buying agent of funds representing awards unless such purchases are restricted by federal or state securities laws. The buying agent shall not purchase Common Stock directly from the Corporation. Certificates for Common Stock shall be delivered to Participants promptly after purchases are made.

         10.4 Neither the Corporation nor buying agent shall have any liability to a Participant with respect to the timing of payment of awards or the timing of purchases of Common Stock.

                           MISCELLANEOUS PROVISIONS.
                           ------------------------

         11.1 BINDING UPON SUCCESSORS - The obligations of the Corporation under the Plan shall be binding upon any successor corporation or organization which succeeds to substantially all of the assets and/or business of the Corporation. The term Corporation, whenever used in this Plan, shall mean and include any such corporation or organization after such succession.

         11.2 RESTRICTIONS ON TRANSFER - Any benefits to which a Participant or his or her beneficiary may become entitled under this Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to so transfer or encumber such benefits shall be void. This Plan does not give a Participant any interest, lien, or claim against any specific asset of the Corporation. No Participant or beneficiary shall have any rights under this Plan other than as a general creditor of the Corporation.

         11.3 EXPENSES OF PLAN - The costs and expenses of administering the Plan, including brokerage fees and commissions, if any, will be borne by the Corporation.

         11.4 NO EMPLOYMENT RIGHTS - No Participant has any right to be retained in the employ of the Corporation or any Subsidiary by virtue of participation in the Plan.

         11.5 GOVERNING LAW - The Plan shall be governed by and construed according to the laws of the State of Ohio.

                           AMENDMENT AND TERMINATION
                           -------------------------

         12.1 The Corporation may at any time terminate, or from time to time, amend the Plan by action of the Board of Directors or by action of the Committee without shareholder approval unless such approval is required to satisfy the applicable provisions of Section 162(m).

_______________________________________________________________________________
Annual Report Ad 1/25/96 12:04 PM  Page 1

   THIS IS YOUR RETIREMENT SAVINGS.
                                          [Graphic: drop of water
                                           suspended over bucket]
      THIS IS WHAT YOU'LL NEED.
                                                       Call Your
      AND THIS IS HOW TO GET IT.                Huntington Retirement
                                                     Specialist At
                                                    1-800-322-4600

                           [LOGO] HUNTINGTON BANKS

                                                Member FDIC.  Huntington (R)
                                                is a federally registered
                                                service mark of Huntington
                                                Bancshares Incorporated.
_______________________________________________________________________________
Below is your proxy card. Please read both sides, vote, sign and return it in the enclosed postage paid envelope.
                                                                    COMMON STOCK
                   PROXY - HUNTINGTON BANCSHARES INCORPORATED

         The undersigned shareholder of Huntington Bancshares Incorporated hereby appoints Jon M. Anderson, S. Ronald Cook, Jr., and Michael T. Radcliffe, or any one or more of them, as attorneys and proxies with full power of substitution to vote all of the Common Stock of Huntington Bancshares Incorporated which the undersigned is entitled to vote at the Annual Meeting of Shareholders of Huntington Bancshares Incorporated to be held in the Capitol Square Banking Lobby of The Huntington National Bank, 17 South High Street, Columbus, Ohio, on Thursday, April 25, 1996, and at any adjournment or adjournments thereof as follows:

              THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2, 3, AND 4.

        1.  Election of Directors.
     [  ] FOR all nominees listed below      [  ] WITHHOLD AUTHORITY to vote
          (except as marked to the contrary       for all nominees listed below
          below)

(INSTRUCTION:  TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE STRIKE
            A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)

Don M. Casto III     Patricia T. Hayot     Wm. J. Lhota     Timothy P. Smucker

        2. Approval of the amendment to the Corporation's Charter to increase the authorized Common Stock of the Corporation from 200,000,000 shares to 300,000,000 shares.

         [  ] FOR            [  ] AGAINST           [  ] ABSTAIN

         3. Approval of the Amended Huntington Bancshares Incorporated Long-Term Incentive Compensation Plan.

         [  ] FOR            [  ] AGAINST           [  ] ABSTAIN

                              Fold and Detach Here

         4. Ratification of the appointment of Ernst & Young LLP to serve as independent auditors for the Corporation for the year 1996.

         [  ] FOR            [  ] AGAINST           [  ] ABSTAIN

         5. In their discretion to vote upon such other matters as may properly come before the meeting.

  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE
     DIRECTOR NOMINEES NAMED HEREIN, FOR THE APPROVAL OF THE AMENDMENT TO THE CORPORATION'S CHARTER, FOR THE APPROVAL OF THE AMENDED LONG-TERM
            INCENTIVE COMPENSATION  PLAN, AND FOR THE RATIFICATION
                    OF THE APPOINTMENT OF ERNST & YOUNG LLP.

Please sign and date this Proxy below and return in the enclosed envelope.

                                        Date:_______________________,1996

                                        __________________________________
                                        (Signature)

                                        __________________________________
                                        (Signature)

                                        Please date and sign your name as it
                                        appears hereon.  When signing as
                                        attorney, executor, administrator
                                        or guardian, please give full title.
                                        All joint owners must sign.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

_______________________________________________________________________________
Annual Report Ad 1/25/96 12:04 PM  Page 1

   THIS IS YOUR RETIREMENT SAVINGS.
                                                [Graphic: Drop of water
                                                 suspended over bucket]
      THIS IS WHAT YOU'LL NEED.
                                                       Call Your
      AND THIS IS HOW TO GET IT.                Huntington Retirement
                                                     Specialist At
                                                    1-800-322-4600

                           [LOGO] HUNTINGTON BANKS

                                                Member FDIC.  Huntington (R)
                                                is a federally registered
                                                service mark of Huntington
                                                Bancshares Incorporated.
_______________________________________________________________________________
Below is your instruction card. Please read both sides, vote, sign and return in the enclosed postage paid envelope.

                                HUNTINGTON STOCK PURCHASE AND TAX SAVINGS PLAN

                      INSTRUCTIONS TO TRUSTEE FOR VOTING

         The undersigned participant in the Huntington Stock Purchase and Tax Savings Plan ("Plan") hereby instructs The Huntington Trust Company, National Association, Trustee, under the Plan, to appoint Jon M. Anderson, S. Ronald Cook, Jr., and Michael T. Radcliffe, or any one or more of them, as attorneys and proxies with full power of substitution to vote all of the Common Stock of Huntington Bancshares Incorporated (the "Corporation") which the undersigned is entitled to vote pursuant to paragraph 10.02 of the Plan at the Annual Meeting of Shareholders of the Corporation to be held in the Capitol Square Banking Lobby of The Huntington National Bank, 17 South High Street, Columbus, Ohio, on Thursday, April 25, 1996, and at any adjournment or adjournments thereof as follows:

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2, 3, AND 4.
         1.  Election of Directors.
    [  ] FOR all nominees listed below            [  ]  WITHHOLD AUTHORITY to
         (except as marked to the contrary below)       vote for all nominees
                                                        listed below

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)

Don M. Casto III     Patricia T. Hayot     Wm. J. Lhota      Timothy P. Smucker

         2. Approval of the amendment to the Corporation's Charter to increase the authorized Common Stock of the Corporation from 200,000,000 shares to 300,000,000 shares.

         [  ] FOR            [  ] AGAINST           [  ] ABSTAIN


         3. Approval of the Amended Huntington Bancshares Incorporated Long-Term Incentive Compensation Plan.

         [  ] FOR            [  ] AGAINST           [  ] ABSTAIN

                              Fold and Detach Here

         4. Ratification of the appointment of Ernst & Young LLP to serve as independent auditors for the Corporation for the year 1996.

         [  ] FOR            [  ] AGAINST           [  ] ABSTAIN

         5. In their discretion to vote upon such other matters as may properly come before the meeting.

      IF NO DIRECTION IS MADE, THE TRUSTEE'S PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR NOMINEES NAMED HEREIN, FOR THE APPROVAL OF THE AMENDMENT TO THE CORPORATION'S CHARTER, FOR THE APPROVAL OF THE AMENDED LONG-TERM INCENTIVE COMPENSATION PLAN, AND FOR THE RATIFICATION OF THE
                   APPOINTMENT OF ERNST & YOUNG LLP.

        With respect to shares of common stock held for the account of the undersigned under the plan, the undersigned hereby instructs the Trustee to sign and forward the proxy being solicited by the Board of Directors of the Corporation to vote as herein directed.

                 Please sign and date below and return in the enclosed envelope.

                 _________________________________
                 (Signature)

                 Date:______________________, 1996